Exhibit 10.8


                 EMPLOYMENT AGREEMENT FOR STEPHEN WEINER

            EMPLOYMENT AGREEMENT, dated as of March 15, 1996, among
CHIC BY H.I.S, INC., a Delaware corporation ("Holding"), HENRY I. SIEGEL COMPANY, INC., a Delaware corporation and a wholly owned subsidiary of Holding (the "Corporation"), and STEPHEN WEINER (the "Executive").
            The Executive has heretofore been employed by the Corporation, and the Executive and the Corporation desire to continue such employment, upon the terms and conditions set forth herein.
            Accordingly, the parties agree as follows:
            1.    EMPLOYMENT AND ACCEPTANCE.
            The Corporation hereby employs the Executive and the Executive hereby accepts employment from the Corporation for the Term (as hereinafter defined). As of the opening of business on the Effective Date (as defined in Sec tion 4), this Agreement supersedes all agreements, written or oral, between the Executive and the Corporation and Holding relating to terms of employment.
            2.    DUTIES.
            During the Term, the Executive shall devote his full time and energies to the business and affairs of the Corporation. The Executive agrees to use his best efforts, skill and abilities to promote the Corporation's interests; to serve as the Executive Vice President, National Sales Manager of the Corporation and to perform all the duties necessary or appropriate for the management of the Corporation's business and also such duties as may be assigned to him by the Chief Executive






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Officer of the Corporation (the "Chief Executive Officer") commensurate with the position of executive.
            3.    LOCATION.
            The duties to be performed by the Executive hereunder shall be performed primarily at the principal office of the Corporation, currently located in the City of New York, subject to reasonable travel requirements on behalf of the Corporation.
            4.    TERM OF EMPLOYMENT.
            The initial term of the Executive's employment under this Agreement shall commence on the date hereof (the "Effective Date") and shall end on the fifth anniversary of the Effective Date, unless sooner terminated pursuant to
Section 6; PROVIDED, HOWEVER, that such initial term shall be extended automatically for successive one-year periods unless either party gives the other party at least 90 days' prior written notice of its or his intent not to allow such extension to become effective (such initial term and automatic extensions thereof, through the expiration of the last thereof or the date of any earlier termination thereof pursuant to Section 6, is referred to herein as the "Term"). As used herein, the term "Scheduled Termination Date" shall refer to the date the Term would have ended had there been no earlier termination pursuant to Section 6.
            5.    COMPENSATION, EXPENSES AND BENEFITS.
                  5.1 SALARY. During the Term, the Corporation shall pay the Executive a salary of $288,750 per year (the "Base Salary"), payable in equal weekly






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installments, less such deductions or amounts to be withheld as shall be required by applicable law and regulations.
                  5.2 INCREASE. The Base Salary may be increased on each February 1 of the Term, beginning February 1, 1997, at the discretion of the board of directors of Holding.
                  5.3 AUTOMOBILE AND EXPENSES. The Corporation shall provide the Executive with an automobile and such other means of transportation as is reasonable for fulfilling his responsibilities and shall pay or reimburse the Executive for all transportation, hotel and living expenses incurred by the Executive on business trips outside the New York, New York metropolitan area, and for all other business and entertainment expenses reasonably incurred or paid by him during the Term in the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Corporation may require.
                  5.4 VACATION. The Executive shall be entitled to reasonable annual periods of vacation (not less than an aggregate of four weeks in any calendar year) with full pay and allowances.
                  5.5 FRINGE BENEFITS. In addition to the compensation and expenses to be paid under this Section 5, the Executive shall be entitled to all rights and benefits for which he shall be eligible under any participation or extra compensation plan, pension, life insurance, health insurance, hospitalization and other forms of insurance, as well as all other so-called "fringe" benefits which the Corporation provides for its executives (collectively, the "Fringe Benefits"). The






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Corporation agrees that any significant Fringe Benefits accorded or granted to the Executive shall not be less than the Fringe Benefits accorded or granted to any other of the Corporation's employees, other than the Chief Executive Officer.
            6.    TERMINATION.
            The Corporation may terminate the Executive's employment hereunder
(i) for cause (as defined in Section 6.1) or (ii) if the Executive becomes permanently and seriously disabled, either physically or mentally (pursuant to Section 6.2).
                  6.1 TERMINATION FOR CAUSE. If the Executive shall be lawfully discharged for cause during the Term, the Corporation's obligation to pay compensation or other amounts payable hereunder to or for the benefit of the Executive shall terminate on the date of such discharge. Such termination may take place only upon the initiative of the Chief Executive Officer. As used herein the term "for cause" shall be limited to the Executive's malfeasance and shall mean the Executive's (i) willful, material and bad faith failure to perform his duties hereunder after written notice by the Chief Executive Officer specifying in reasonably detailed terms the alleged failure to follow the Chief Executive Officer's written, lawful directives and including in said notice the opinion of the Chief Executive Officer that there has been such failure, provided that such failure shall continue for at least 30 days following such notice; (ii) gross and willful misconduct that is materially and demonstrably injurious to the Corporation; or (iii) conviction of a felony after affirmance of such conviction in any final appeal thereof. The term "for cause" shall not include a bona fide disagreement over policy matters so long as the Executive






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does not willfully and materially violate specific, lawful written directions from the Chief Executive Officer with respect to policies adopted by the Executive.
                  6.2 PERMANENT DISABILITY. If during the Term the Executive shall become permanently and seriously disabled, either physically or mentally, so that he is absent from his office due to such disability and otherwise unable substantially to perform his services hereunder for periods aggregating 120 business days during any twelve month period, the Corporation may, upon 30 days' written notice to the Executive, given after the day on which such periods of disability shall have equalled such aggregate, terminate the Executive's employment at the discretion of the Chief Executive Officer. Such termination shall not take effect if during such 30-day period the Executive has demonstrated that he has recovered from such permanent and serious disability by returning to substantial performance of his duties hereunder. Notwithstanding such termination, (i) the Corporation shall continue to pay the Executive his full salary up to and including the date of such termination and (ii) thereafter and until the later of the Scheduled Termination Date or the date that is 36 months after the effective date of the Executive's termination for disability, but in no event later than the date the Executive has reached age 65 (the "Disability Pay Termination Date"), the Corporation shall pay the Executive fifty percent of the Executive's Base Salary as in effect on the date of such termination, as disability pay, less the sum of (a) any other disability payments received by the Executive from the Corporation or from insurance provided by the Corporation and (b) two-thirds of any earned income received by the Executive from full-time executive employment commencing after the Executive's recovery from such disability. After the date of the






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termination of the Executive's employment under this Section 6.2, the Executive shall be entitled to continue to receive the Fringe Benefits referred to in
Section 5.5 until the Disability Pay Termination Date.
                  6.3 DEATH. In the event of the Executive's death during the Term, the Executive's employment under this Agreement shall terminate and the Executive's surviving spouse or, if there is no surviving spouse, the Executive's estate, shall be entitled to receive the compensation provided for hereunder to the last day of the sixth full month after which the Executive's death occurs.
            7.    COVENANT NOT TO COMPETE; CONFIDENTIALITY; REMEDIES.
                  7.1 COVENANT NOT TO COMPETE. The Executive recognizes that the services to be performed by the Executive hereunder are special, unique and extraordinary. Accordingly, for all purposes hereunder or in respect hereof, the Executive agrees that during the Term, and in the event that the Executive's employment is terminated for cause pursuant to Section 6.1 or the Executive resigns prior to the expiration of the Term, then for one year after the effective date of such termination or resignation, the Executive will not, directly or indirectly, as an officer, director, stockholder, partner, associate, employee, consultant, owner, agent, creditor, co-venturer or otherwise, become or be interested in or be associated with, nor shall he accept any gratuity from, any other corporation, firm or business engaged, in the United States, in a business which is materially competitive with any material business operated by the Corporation on the Effective Date. The Executive's ownership, directly or indirectly, of not more than three percent of the issued and outstanding stock (or debt obligations aggregating not more than $250,000) of any






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corporation the shares of which are traded on a national securities exchange or regularly traded in the over-the-counter market shall not be deemed to be a violation of the provisions of this Section 7.1. Neither will it constitute a violation of this Section 7.1 for the Executive to own, directly or indirectly, securities of any entity not more than fifteen percent of whose revenues are derived from businesses that compete with businesses of the Corporation.
                  7.2 CONFIDENTIALITY. The Executive shall not divulge to anyone (other than to directors or employees of the Corporation or its affiliates or in connection with the proper business and affairs of the Corporation or any of its affiliates), either during or at any time after the termination of his employment, any information constituting a trade secret that was acquired by him during his employment by the Corporation concerning the Corporation's and its affiliates' customer lists or processes or any other of its trade secrets and which thereafter does not become publicly known other than by the Executive's unauthorized disclosure thereof. The Executive acknowledges that any such information constituting a trade secret is of a confidential and secret character and of great value to the Corporation and its affiliates.
                  7.3 REMEDIES. The Corporation shall be entitled, in addition to any other right and remedy it may have at law or at equity, to an injunction enjoining or restraining the Executive from any material violation or threatened violation of the covenants contained in Sections 7.1 and 7.2, and the Executive hereby consents to the issuance of such injunction; PROVIDED, HOWEVER, the foregoing shall not prevent the Executive from contesting the issuance of any such injunction on the ground that no






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violation or threatened violation of Sections 7.1 and 7.2 has occurred. If any of the restrictions contained in this Section 7 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Section 7 shall then be enforceable in the manner contemplated hereby. The term "affiliate" as used herein shall mean any corporation, partnership, or other entity or enterprise which, directly or indirectly, controls, is controlled by, or is under common control with, another entity.
            8.    NOTICES.
            Any notice or other communication required to or which may be given to any party hereunder shall be in writing and shall be deemed effective if delivered personally or if mailed by registered or certified mail, postage prepaid, addressed to such party as follows (the third business day following the date of mailing of any such notice is deemed the date of delivery thereof):
      To the Executive:

            Stephen Weiner
            200 Old Palisades Road
            Apartment 7B
            Fort Lee, New Jersey 07024

      To the Corporation:

            Henry I. Siegel Company, Inc.
            1372 Broadway
            New York, New York  10018
            Attention:  Chief Executive Officer






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      To Holding:
            Chic by H.I.S, Inc.
            1372 Broadway
            New York, New York  10018
            Attention:  Chief Executive Officer
      With copies to:
            Paul, Weiss, Rifkind, Wharton & Garrison
            1285 Avenue of the Americas
            New York, New York  10019-6064
            Attention:  Bruce A. Gutenplan, Esq.

            Any party may change the persons and addresses to which notices or other communications are to be sent by giving written notice of such change to the other party in the manner provided herein for giving notice.
            9.    MISCELLANEOUS.
                  9.1 NO ASSIGNMENT. This Agreement is personal in its nature and none of the parties hereto shall assign or transfer this Agreement or any rights or obligations hereunder, except that the Corporation may assign this Agreement and its rights and obligations hereunder in connection with any transfer, sale or other disposition of all or substantially all of its assets, in which event this Agreement shall be binding upon and inure to the benefit of the successor entity of the Corporation and such successor entity shall discharge and perform all the obligations of the Corporation hereunder.
                  9.2  CHOICE OF LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO
BE PERFORMED ENTIRELY WITHIN SUCH STATE.






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                  9.3 NO WAIVER. If any party should waive any breach of any provision of this Agreement, such party will not thereby be deemed to have waived any preceding or succeeding breach of the same provision or any breach of any other provision of this Agreement.
                  9.4 AMENDMENTS. This instrument is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supple mented, canceled or discharged except by a written instrument executed by the parties hereto. The parties do not intend to confer any benefit hereunder on any third person, except as otherwise provided in Section 6.3.
                  9.5 HEADINGS. Section headings are inserted herein for convenience only and do not constitute a part, and shall not affect the meaning or interpretation, of this Agreement.






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                  9.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                          HENRY I. SIEGEL COMPANY, INC.


                              By:  /s/ Burton M. Rosenberg
                                 -----------------------------------
                                 Burton M. Rosenberg
                                 Chief Executive Officer


                              CHIC BY H.I.S, INC.


                              By:  /s/ Burton M. Rosenberg
                                 -----------------------------------
                                 Burton M. Rosenberg
                                 Chief Executive Officer

                                        /s/ Stephen Weiner
                                 -----------------------------------
                                          Stephen Weiner